UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2021 (February 22, 2021)

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

925 N. Eldridge Parkway
Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $.01 Par Value	COP	New York Stock Exchange
7% Debentures due 2029	CUSIP – 718507BK1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 22, 2021, Matthew J. Fox announced his decision to retire as executive vice president and chief operating officer of ConocoPhillips.  Mr. Fox will remain in his position as executive vice president and chief operating officer until April 30, 2021. Effective upon Mr. Fox’s retirement, ConocoPhillips will reorganize the leadership team and eliminate the chief operating officer position. The press release issued by ConocoPhillips on February 25, 2021 announcing Mr. Fox’s retirement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	— Press release issued by ConocoPhillips on February 25, 2021.

104	— Cover Page Interactive Data File (formatted as Inline XBRL and filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Shannon B. Kinney
Shannon B. Kinney Deputy General Counsel, Chief Compliance Officer and Corporate Secretary

February 25, 2021